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                                                                    Exhibit 99-2

               Certificate Pursuant to Section 1350 of Chapter 63
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                      of Title 18 of the United States Code
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     I, Michael Smith, the chief financial officer of Cobra Electronics
Corporation, certify that (i) the Quarterly Report on Form 10-Q of Cobra Electronics Corporation for the quarterly period ended June 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Cobra Electronics Corporation and its subsidiaries.


                                                  /s/ Michael Smith
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                                                  Michael Smith
                                                  August 14, 2002